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Exhibit 10.5

AMENDMENT

    THIS AMENDMENT ("Amendment") dated the 28th day of August, 2001, amends the Transportation Agreement dated as of January 10, 2001 (the "Agreement") between The United States Postal Service ("USPS") and Federal Express Corporation ("FedEx").

Preamble

    WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);

    WHEREAS, the parties now desire to amend certain provisions of the Agreement to provide an expansion of the Products as stated below;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

    1.  FedEx agrees to provide supplemental service ("Supplemental Service") into and out of the locations identified in the supplemental operating plan ("Supplemental Operating Plan") which is set forth in the new Attachment VII to Exhibit A, attached. FedEx agrees to provide Supplemental Service to the USPS on a space available basis.

    2.  FedEx shall provide Supplemental Service to the USPS for the term of the Agreement; provided, however, that in the event FedEx terminates Supplemental Service to any location identified in the Supplemental Operating Plan, FedEx's obligation to provide Supplemental Service to such location shall also terminate.

    3.  Product transported by way of the Supplemental Service shall be subject to a charge of [*] in addition to the non-fuel transport charge and fuel transport charge specified in Exhibit B, Part B. Each time a Handling Unit originates at or is destined to a location identified in the Supplemental Operating Plan the Supplemental Service charge shall be applied. This rate will escalate [*] per year beginning with the Schedule Period inclusive of the following dates.

Year 2	August 27, 2002
Year 3	August 27, 2003
Year 4	August 27, 2004
Year 5	August 27, 2005
Year 6	August 27, 2006
Year 7	August 27, 2007

    4.  The addition or deletion of any locations to the Supplemental Operating Plan will require the execution of an amendment to the Supplemental Operating Plan.

    5.  All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

    6.  Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

    IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of August 28, 2001.

THE UNITED STATES POSTAL SERVICE
By:	/s/ LESLIE A. GRIFFITH
Title:	Contracting Officer
FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON
Title:	Vice President, Postal Transportation Management

Attachment VII to Exhibit A

[*]

*
BLANK SPACES CONTAINED CONFIDENTIAL INFORMATION WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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  Exhibit 10.5